EXHIBIT 99.2






                          SYSCAN, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------



Independent Auditors' Report.................................................2

Consolidated Balance Sheets..................................................3

Consolidated Statements of Operations........................................4

Consolidated Statements of Changes in Stockholders' Equity...................5

Consolidated Statements of Cash Flows........................................6

Notes to Consolidated Financial Statements................................7-14

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Syscan, Inc.

We have audited the accompanying consolidated balance sheets of Syscan, Inc., a California Corporation, and Subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the periods indicated, in conformity with generally accepted accounting principles in the United States of America.


/s/ Clancy and Co., P.L.L.C.
Clancy and Co., P.L.L.C.
Phoenix, Arizona

February 29, 2004



                          SYSCAN, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   DECEMBER 31


                             ASSETS                                      2003              2002
-------------------------------------------------------------  -----------------  ----------------
Current assets
   Cash and cash equivalents                                        $ 1,019,822        $  333,611
   Trade receivables, net                                             2,099,282           910,066
   Inventories (Note 3)                                                 199,550           158,794
   Prepayments and other current assets                                  10,816            39,893
   Due from related parties (Note 2)                                  2,514,612         2,850,146
                                                               -----------------  ----------------
Total current assets                                                  5,844,082         4,292,510

Fixed assets, net (Note 4)                                               10,816            17,731

Other assets
   Intangible assets                                                     13,493            13,493
   Long-term investment (Note 6)                                        997,692           597,692
                                                               -----------------  ----------------
Total other assets                                                    1,011,185           611,185
                                                               -----------------  ----------------

TOTAL ASSETS                                                        $ 6,866,083       $ 4,921,426
                                                               =================  ================


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities
   Trade payables                                                    $   25,646         $   7,452
   Other payables and accruals (Note 5)                                 386,830            70,577
   Due to related parties (Note 2)                                    1,491,051           716,073
                                                               -----------------  ----------------
Total current liabilities                                             1,903,527           794,102

Commitments and contingencies (Notes 9 and 11)                                -                 -

Stockholders' equity
   Common stock: no par value; 10,000 shares authorized and
    1,000 shares issued and outstanding                              25,501,373        25,501,373
   Accumulated deficit                                             (20,538,817)      (21,374,049)
                                                               -----------------  ----------------
Total stockholders' equity                                            4,962,556         4,127,324
                                                               -----------------  ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 6,866,083       $ 4,921,426
                                                               =================  ================









              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.


                          SYSCAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             YEARS ENDED DECEMBER 31

                                                                        2003            2002
                                                               -----------------  ----------------
NET SALES                                                           $ 7,456,782       $ 1,983,551

COSTS OF SALES                                                        5,089,453         1,329,352
                                                               -----------------  ----------------

GROSS PROFIT (LOSS)                                                   2,367,329           654,199

OPERATING EXPENSES
   Selling and marketing expenses                                       635,966           603,953
   General and administrative expenses                                  625,156           506,788
   Research and development expenses                                    799,825           307,862
                                                               -----------------  ----------------
Total operating expenses                                              2,060,947         1,418,603
                                                               -----------------  ----------------

OPERATING EARNINGS (LOSS)                                               306,382         (764,404)

Other income (Note 7)                                                   529,650           255,154
                                                               -----------------  ----------------

NET EARNINGS (LOSS) BEFORE TAXES                                        836,032         (509,250)

PROVISION FOR INCOME TAXES (NOTE 8)                                         800               800
                                                               -----------------  ----------------

NET EARNINGS (LOSS)                                                  $  835,232       $ (510,050)
                                                               =================  ================

EARNINGS (LOSS) PER SHARE                                            $   835.23       $  (510.05)
                                                               =================  ================

WEIGHTED AVERAGE SHARES OUTSTANDING                                       1,000             1,000
                                                               =================  ================









              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.



                          SYSCAN, INC. AND SUBISIDARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             YEARS ENDED DECEMBER 31


                                            COMMON          COMMON
                                            STOCK            STOCK             ACCUMULATED
                                           (SHARES)        (AMOUNT)              DEFICIT               TOTAL
                                        -------------  ---------------- --------------------- ------------------
Balance, December 31, 2001                     1,000       $25,501,373        $ (20,863,999)        $ 4,637,374
   Net loss                                        -                 -             (510,050)          (510,050)
                                        -------------  ---------------- --------------------- ------------------
Balance, December 31, 2002                     1,000        25,501,373          (21,374,049)          4,127,324
   Net earnings                                    -                 -               835,232            835,232
                                        -------------  ---------------- --------------------- ------------------
Balance, December 31, 2003                     1,000       $25,501,373        $ (20,538,817)        $ 4,962,556
                                        =============  ================ ===================== ==================










              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.

                          SYSCAN, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             YEARS ENDED DECEMBER 31

                                                                        2003              2002
                                                                  ----------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings (loss)                                                  $  835,232       $ (510,050)
   Adjustments to reconcile net earnings (loss) to net cash
      flows used in operating activities
   Depreciation                                                              7,938            18,201
   Provision for doubtful accounts                                          23,560            17,618
   Provision (write-back) of slow-moving inventories                     (408,034)         (252,122)
   Negative goodwill acquired in acquisition                              (18,262)                 -
   Changes in assets and liabilities
      (Increase) decrease trade receivables                            (1,212,776)         (927,684)
      (Increase) decrease in inventories                                   367,278           257,324
      (Increase) decrease in other current assets                           29,077            43,550
      (Increase) decrease in deferred assets                                     -                 -
       Increase (decrease) in trade payables                                18,195           (6,681)
       Increase (decrease) in other payables and accruals                  316,252             (989)
                                                                  ----------------- -----------------
   Net cash flows used in operating activities                            (41,540)       (1,360,833)

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of a subsidiary                                                 (1)               770
   Capital expenditures                                                    (1,023)                 -
                                                                  ----------------- -----------------
Net cash flows provided by (used in) investing activities                  (1,024)               770

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances (repayments) - related party payables                          393,241           104,117
   (Advances) repayments - related party receivables                       335,534         1,292,043
                                                                  ----------------- -----------------
Net cash flows provided by financing activities                            728,775         1,396,160
                                                                  ----------------- -----------------

Increase in cash and cash equivalents                                      686,211            36,097

Cash and cash equivalents, beginning of year                               333,611           297,514
                                                                  ----------------- -----------------

Cash and cash equivalents, end of year                                 $ 1,019,822        $  333,611
                                                                  ================= =================

Cash paid for:
   Interest                                                                      -                 -
   Income taxes                                                          $     800          $    800
                                                                  ================= =================









              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.

                          SYSCAN, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 1-ORGANIAZTION / SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------

DESCRIPTION OF BUSINESS

Syscan, Inc. (the "Company") was incorporated on May 1, 1995, under the laws of the State of California. The Company is headquartered in San Jose, California, and is principally engaged in the design, development and marketing of Contact Image Sensor ("CIS") modules for use in personal computer scanners and fax machines. Its ultimate holding company is SYSCAN Technology Holdings Limited, a company which is incorporated in Bermuda and its shares are listed on The Growth Enterprise Market of The Stock Exchange of Hong Kong Limited.

The Company is subject to a number of business risks affecting companies at a similar stage of development, including competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on new product introductions in a rapidly changing technological environment, dependence on a limited number of customers, dependence on key employees, and the ability to attract and retain additional qualified personnel to manage the anticipated growth of the Company.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD - The Company uses the accrual method of accounting for financial statement and tax return purposes.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiaries. The results of subsidiaries acquired or disposed of during the periods presented are consolidated from or to their effective dates of acquisition or disposal. All significant intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - For certain of the Company's financial instruments, including cash and cash equivalents, trade receivables and payables, prepaid expenses and other current assets, amounts due to / from related parties, and other payables and accruals, the carrying amounts approximate fair values due to their short maturities.

RELATED PARTY TRANSACTIONS - A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK FOR CASH HELD AT BANKS - The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

CONCENTRATION OF CREDIT RISK DUE TO GEOGRAPHIC SALES AND SIGNIFICANT CUSTOMERS - The Company operates in a single industry segment - scanner and fax modules. The Company markets its products in the United States, Europe and the Asia Pacific region through its sales personnel and independent sales representatives.

The Company's geographic sales as a percent of total revenue are as follows:

                                       2003               2002
                                  ----------------    --------------
United States                           80%               95%
Asia Pacific                            13%                1%
Europe and others                        7%                4%





Sales to major customers, as a percentage of total revenues, are as follows:

                                         2003               2002
                                    ----------------    -----------
A                                         41%               57%



CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of trade receivables. The Company's customers are concentrated in the personal computer industry, motherboard manufacturers and original equipment manufacturers. As of December 31, 2003 and 2002, the concentration was approximately 82% (5 customers) and 71% (1 customer), respectively. The loss of any of these customers could have a material adverse effect on the Company's results of operations, financial position and cash flows.

CONCENTRATION OF CREDIT RISK DUE TO SIGNIFICANT VENDORS - For the years ended December 31, 2003 and 2002, the Company's purchases have primarily been concentrated with three vendors that are fellow subsidiaries of the Company. If these vendors were unable to provide materials in a timely manner and the Company was unable to find alternative vendors, the Company's business, operating results and financial condition could be adversely affected.

INVENTORIES - Inventories consist of finished goods, which are stated at the lower of cost or net realizable value, with cost computed on a first-in, first-out basis. Provision is made for obsolete, slow-moving or defective items where appropriate. The amount of any provision of inventories is recognized as an expense in the period the provision occurs. The amount of any reversal of any provision is recognized as other income in the period the reversal occurs.

FIXED ASSETS - Fixed assets, stated at cost, are depreciated over the estimated useful lives of the assets using the straight-line method over periods ranging from three to ten years. Significant improvements and betterments are capitalized. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the statement of operations based on the net disposal proceeds less the carrying amount of the assets.

LONG-LIVED ASSETS - Long-lived assets, such as fixed assets, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

LONG-TERM INVESTMENTS - Long-term investments are carried at cost less provision for any impairment in value. Income from long-term investments is accounted for to the extent of dividends received or receivable. Upon disposal of investments, any profit and loss thereon is accounted for in the statement of operations.

REVENUE RECOGNITION - Revenues consist of sales of merchandise including optical image capturing devices, modules of optical image capturing devices, and chips and other optoelectronic products. Revenue is recognized when the product is shipped, net of an allowance for estimated returns and exclusion of value-added tax, and the risks and rewards of ownership have transferred to the customer. The Company recognizes shipping and handling fees as revenue, and the related expenses as a component of cost of sales. All internal handling charges are charged to selling, general and administrative expenses.

ALLOWANCE FOR DOUBTFUL ACCOUNTS AND RETURN ALLOWANCES - The Company presents accounts receivable, net of allowances for doubtful accounts and returns, to ensure accounts receivable are not overstated due to uncollectibility. The allowances are calculated based on detailed review of certain individual customer accounts, historical rates and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Allowance for doubtful accounts at December 31, 2003 and 2002 was $86,780 and $63,220, respectively.

RESEARCH AND DEVELOPMENT EXPENSES - Research and development costs are expensed as incurred and amounted to $799,825 in 2003 and $307,862 in 2002.

ADVERTISING COSTS - Advertising costs are expensed as incurred and amounted to $10,364 in 2003 and $64,633 in 2002.

INCOME TAXES - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS" No. 109), "Accounting for Income Taxes," whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

INTANGIBLE ASSETS - Intangible assets represents goodwill arising from the excess of the purchase consideration over the fair value of the net assets at the date of acquisition of subsidiaries. Goodwill arising in a business combination initiated after June 30, 2001 is not amortized. Negative goodwill is charged to the statement of operations as the carrying amount of the asset cannot be reduced to below zero. The amount was immaterial to the financial statements as a whole.

COMPREHENSIVE INCOME - The Company includes items of other comprehensive income by their nature in a financial statement and displays the accumulated balance of other comprehensive income separately in the equity section of the balance sheet.

FOREIGN CURRENCY TRANSLATION - The reporting currency used in the preparation of these consolidated financial statements is U.S. dollars. Local currencies are the functional currencies for the Companies subsidiaries. For the purpose of consolidation, assets and liabilities of subsidiaries with functional currencies other than U.S. dollars are translated into U.S. dollars at the applicable rates of exchange in effect at the balance sheet date and income and expense items are translated into U.S. dollars at the average applicable rates during the year. Translation gains and losses resulting from fluctuations in exchange rates are recorded as a separate component of other comprehensive income within stockholders' equity as cumulative translation adjustments. Gains and losses resulting from foreign currency transactions are included in results of operations.

EARNINGS PER SHARE - Basic earnings per share ("EPS") are calculated using net earnings (numerator) divided by the weighted-average number of shares outstanding (denominator) during the reporting period. All per share amounts in these financial statements are basic earnings or loss per share.

RECENT ACCOUNTING PRONOUNCEMENTS - The Financial Accounting Standards Board issued the following new accounting pronouncements during 2003:

Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. FIN 46 does not have any impact on the financial position or results of operations of the Company.

In April 2003, the FASB issued SFAS No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. This statement does not affect the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. This statement does not affect the Company.

NOTE 2 - RELATED PARTY TRANSACTIONS
-----------------------------------

The following is a summary of significant related party purchase transactions, which were carried out in the normal course of the Company's business:

                                                   2003             2002
                                              --------------    ------------

SYSCAN Intervision Limited                     $ 4,418,415        $ 581,440
                                              ==============    ============

Shenzhen SYSCAN Technology Company Limited
                                                          -       $ 460,736
                                              ==============    ============

SYSCAN Optoelectronics Technology (Shenzhen)
Company Limited                                           -       $ 548,116
                                              ==============    ============





AMOUNTS DUE TO / FROM RELATED PARTIES ARE UNSECURED, INTEREST-FREE AND REPAYABLE ON DEMAND AND CONSISTED OF THE FOLLOWING:


AMOUNTS DUE FROM RELATED PARTIES:                    2003            2002
                                             ----------------    ------------
Due from ultimate holding company                 $  317,280       $ 313,870
Due from immediate holding company                   100,000         100,000
Due from fellow subsidiaries                       2,097,332       2,436,276
                                             ----------------    ------------
                                                 $ 2,514,612      $2,850,146
                                             ================    ============
AMOUNTS DUE TO RELATED PARTIES:
Due to fellow subsidiaries                       $ 1,491,051       $ 716,073
                                             ================    ============


NOTE 3 - INVENTORIES
--------------------

Inventories consist of the following:

                                                      2003             2002
                                                  ------------    ------------
Finished goods                                     $  199,550        $566,828
Less:  provision  for  obsolete and slow- moving
inventories                                                 -         408,034
                                                  ------------    ------------
                                                   $  199,550        $158,794
                                                  ============    ============





NOTE 4 - FIXED ASSETS
---------------------

Fixed assets consist of the following:

                                                      2003             2002
                                                 -------------    -------------
Machinery                                          $  211,301        $ 210,278
Furniture and office equipment                        686,107          686,107
Computer equipment                                    183,254          183,254
Leasehold improvements                                 47,136           47,136
                                                 -------------    -------------
Total                                               1,127,798        1,126,775
Less accumulated depreciation                       1,116,982        1,109,044
                                                 -------------    -------------
Net book value                                      $  10,816        $  17,731
                                                 =============    =============

Depreciation expense charged to operations was $7,938 in 2003 and $18,201 in 2002.


NOTE 5 - OTHER PAYABLES AND ACCRUALS
------------------------------------

Other payables and accruals consist of the following:

                                                 2003            2002
                                            -------------    ------------
Accrued product-related costs                 $  150,000       $  37,500
Accrued sales commissions and bonus              132,693               -
Accrued professional fees                         60,000           8,000
Accrued vacation and sick                          9,519           9,519
Other                                             34,618          15,558
                                            -------------    ------------
                                              $  386,830       $  70,577
                                            =============    ============






NOTE 6 - LONG-TERM INVESTMENT

Long-term investment consist of an equity interest in CMOS Sensor, Inc. ("CMOS"), a California corporation, which is principally engaged in the research and development of infra-red sensors and CMOS sensors. On June 26, 2002, the Company acquired 100% equity interest of Syscan Laser Technology Ltd. ("Syscan Laser") from Syscan Holdings Limited, a fellow subsidiary of the Company, for total consideration of $1. At the date of acquisition, Syscan Laser held 9.7% equity interest (representing 750,000 shares purchased at $0.80 per share) in CMOS. On October 29, 2003, the Company acquired 100% equity interest of Leadbuilt Technology Limited ("Leadbuilt") from Syscan InterVision Limited, a fellow subsidiary of the Company, for total consideration of $1. At the date of acquisition, Leadbuilt held 6.4% (representing 500,000 shares purchased at $0.80 per share) equity interest in CMOS. As a result of both transactions, the Company increased its equity interest in CMOS from 9.7% to 16.1%. The Company's directors are of the opinion that the underlying value of the long-term investment is not less than the carrying value at December 31, 2003 and 2002. Long-term investment amounted to $997,692 at December 31, 2003 and $597,692 at December 31, 2002.


NOTE 7 - OTHER INCOME

Other income consists of the following:

                                                   2003              2002
                                             -------------    ---------------
Interest income                                 $  12,266          $   3,032
Write back of provision of inventories            408,034            252,122
Recovery of trade receivables written off         109,350                  -
                                             -------------    ---------------
                                                $ 529,650          $ 255,154
                                             =============    ===============

NOTE 8 - INCOME TAXES

Provision for income taxes for all periods presented represents the minimum franchise tax due ($800) in the State of California. No provision for Hong Kong Profits Tax has been made for the periods presented as the Company and its subsidiaries operating in Hong Kong have no assessable profits during the years being reported. Hong Kong Profits Tax is calculated at 17.5% (2002: 16%) of the estimable assessable profit for the year.

THE NET DEFERRED INCOME TAX ASSET CONSISTED OF THE FOLLOWING:

                                                    2003             2002
                                               -------------    -------------
Deferred tax assets
   Federal net operating loss carryforwards      $5,462,214       $5,453,604
   State net operating loss carryforwards         1,023,375        1,025,542
   Excess book over tax depreciation                      -                -
   Capitalized R&D Expenses                       1,121,554        1,310,674
   Tax credit carryforwards                         641,173          650,369
                                               -------------    -------------
                                                  8,248,316        8,440,189
Less valuation allowance                          8,242,668        8,434,414
                                               -------------    -------------
                                                      5,648            5,775
Deferred tax liability
   Excess tax over book depreciation                (5,648)          (5,775)
                                               -------------    -------------

Net deferred income tax asset                       $     -          $     -
                                               =============    =============



The Company believes sufficient uncertainty exists regarding the realizability of the net operating loss carryforwards and other timing differences for the periods presented. Accordingly, a valuation allowance has been provided for the entire amount related thereto. The valuation allowance increased (decreased) by approximately ($192,000) for 2003 and $278,000 for 2002.

As of December 31, 2003, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $16,000,000 and $11,600,000, which begin to expire in the year 2010 and 2005, respectively. State net operating loss carryforwards are based on federal net operating losses, which are limited to certain percentages and carryover periods based on the year incurred. For taxable years beginning in 2002 and 2003, the State of California has suspended the net operating loss carryover deduction for two years for losses incurred before January 1, 2002, and for one year for losses incurred after January 1, 2002. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.


NOTE 9 - COMMITMENTS
--------------------

OPERATING LEASES - The Company is committed under various noncancelable operating leases which expire through September 2004. Rent expense charged to operations was approximately $99,000 for 2003 and $92,000 for 2002. Future minimum rental commitments under noncancelable leases are as follows:
2004-$60,078.

LINE OF CREDIT - The Company has a line of credit to borrow up to $500,000, bearing interest at the rate of prime plus 1%, and secured by substantially all of the assets of the Company. Interest payments are due monthly and all unpaid interest and principal is due in full on December 4, 2004. Upon certain events of defaults as more fully described in the agreement, the variable interest rate increases to prime plus 3%. The entire line of credit was available for use as of December 31, 2003.




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



NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

Supplemental cash flow information for the years ended December 31, 2003 and 2002 is presented below. The assets and liabilities arising from the acquisition of the following subsidiaries, Leadbuilt Technology Ltd. (October 29, 2003) and Syscan Laser Technology Ltd. (June 26, 2002) are as follows:

                                                      2003              2002
                                               ---------------     -------------
Share of net assets/(liabilities) acquired        $    18,263      $   (13,492)
Purchase consideration                                      1                 1
                                               ---------------     -------------
(Negative goodwill) / Positive goodwill              (18,262)            13,493
                                               ===============     =============

Net assets/(liabilities) acquired                 $   400,000       $   597,692
   Long-term investment                                     -                 1
   Due from a fellow subsidiary                             -               771
   Due to a fellow subsidiary                       (381,737)         (611,956)
                                               ---------------     -------------
                                                       18,263          (13,492)
(Negative goodwill) / Positive goodwill              (18,262)            13,493
                                               ---------------     -------------
Cash consideration                                  $       1         $       1
                                               ===============     =============

Cash consideration paid                            $      (1)        $      (1)
Cash and cash equivalents acquired                          -               771
                                               ---------------     -------------
Net cash (paid) / received                         $      (1)         $     770
                                               ===============     =============

NOTE 11 - LETTER OF INTENT
--------------------------

On December 18, 2003, the Company entered into a non-binding letter of intent to merge with BankEngine Technologies Inc. ("BankEngine"), a public company that trades on the OTCBB. BankEngine has agreed to issue that number of shares of its common stock to the shareholders of Syscan, Inc. that represents ninety percent (90%) of BankEngine's outstanding shares of common stock on a post-transaction basis in exchange for all of the issued and outstanding shares of Syscan. The acquisition of Syscan, Inc. is subject to approval of BankEngine's board of directors and continued due diligence and there can be no assurance that the merger will be consummated in the near future, if at all.











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